As filed with the Securities and Exchange Commission on July 26, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-8
AND POST-EFFECTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600
(Address of Principal Executive Offices)
NASTECH PHARMACEUTICAL COMPANY INC.
2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)
Dr. Steven C. Quay
Chairman, President and Chief Executive Officer
Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington 98021
(Name and Address of Agent for Service)
(425) 908-3600
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Blake Hornick, Esq.
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, New York 10022
(212) 326-0133
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Offering	Proposed Maximum	Amount of
to be Registered	Registered(1)	Price per Security(2)	Aggregate Offering Price(2)	Registration Fee(2)

Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan Common Stock ($0.006 par value)	1,350,000(3)	$13.90(4)	$18,765,000(4)	$2,208.64(5)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Nastech Pharmaceutical Company Inc. (the “Company”) common stock, par value $0.006 per share (the “Common Stock”), which become issuable under the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Nastech Pharmaceutical Company Inc.

(2)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Estimated solely for the purposes of calculating the registration fee and exclusive of accrued interest, if any.

(3)	Pursuant to Rule 429(b) under the Securities Act, the 1,350,000 shares of Common Stock being registered hereunder includes 600,000 shares of Common Stock issuable pursuant to the Plan that were previously registered on a registration statement on Form S-8 (No. 333-118206) filed by the Company with the Securities and Exchange Commission on August 13, 2004. Accordingly, this registration statement also constitutes post-effective amendment no. 1 to such earlier registration statement.

(4)	Calculated in accordance with Rule 457(c) of the Securities Act, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of our Common Stock as reported by The Nasdaq National Market on July 22, 2005.

(5)	Pursuant to General Instruction E of Form S-8, a filing fee of $1,227.03 is being paid solely with respect to the 750,000 additional shares of Common Stock being registered on this Registration Statement, calculated in accordance with Rule 457(o) under the Securities Act at the statutory rate of $117.70 per $1,000,000 of securities registered.

Explanatory Notes
     Pursuant to Rule 429(b) under the Securities Act, this registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement no. 333-118206 on Form S-8, filed with the Securities and Exchange Commission on August 13, 2004.
     Included on the immediately following pages is a “reoffer prospectus.” The reoffer prospectus is filed as part of this registration statement on Form S-8, has been prepared in accordance with the requirements of Part I of Form S-3, and pursuant to Rule 429(a), is a combined prospectus which also relates to shares of Common Stock registered on registration statement no. 333-118206 on Form S-8. It may be used for reoffers of Common Stock defined as “control securities” under Instruction C to Form S-8 acquired by “affiliates” (as the term is defined in Rule 405 under the Securities Act) pursuant to awards of restricted shares of Common Stock or the exercise of stock options pursuant to the 2004 Plan.

PROSPECTUS
Nastech Pharmaceutical Company Inc.
941,052 shares
of
Common Stock
        This reoffer prospectus is a combined prospectus relating to shares of our common stock, par value $0.006 per share (the “Common Stock”), that have been registered with the Securities and Exchange Commission on (i) the registration statement on Form S-8 of which this reoffer prospectus is filed as a part thereof, and (ii) the registration statement on Form S-8 (File No. 333-118206) of which this prospectus is a part thereof pursuant to Rule 429 under the Securities Act of 1933, as amended.
      The persons listed as our selling stockholders in this prospectus (the “Selling Stockholders”) are offering and selling up to 941,052 shares of our Common Stock issued to the Selling Stockholders pursuant to awards under our 2004 Stock Incentive Plan, including 341,052 restricted shares of Common Stock and 600,000 shares of Common Stock that have been or hereafter may be acquired by such Selling Stockholders upon the exercise of options to purchase Common Stock. All net proceeds from the sale of the shares of Common Stock offered by this prospectus will go to the Selling Stockholders. We will not receive any proceeds from such sales.
      The Selling Stockholders may offer their shares of Common Stock through public or private transactions, in the over-the-counter markets or on any exchanges on which our Common Stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The Selling Stockholders may engage brokers or dealers who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.
      Our shares of common stock trade on the Nasdaq National Market under the symbol “NSTK.” On July 25, 2005, the last sale price of the shares as reported on the Nasdaq National Market was $13.91 per share.

       You should carefully read and consider the risk factors beginning on page 19 in our Annual Report on Form 10-K/ A for the year ended December 31, 2004 for risks relating to investments in our securities.

Our mailing address and telephone number are:
3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2005

      You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.
      This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

i

      Unless the context otherwise requires, all references in this prospectus to “Nastech,” “Company,” “registrant,” “we,” “us” or “our” include Nastech Pharmaceutical Company Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us. All references in this prospectus to “common stock” refer to our common stock, par value $0.006 per share.
INFORMATION ABOUT THE COMPANY
Overview
      We are a pharmaceutical company focusing on development and commercialization of innovative products based on proprietary molecular biology-based intranasal drug delivery technology for delivering both small and large molecule drugs. Using this technology, we create or utilize novel formulation components or excipients that can transiently manipulate or open “tight junctions” between cells in various tissues and thereby allow therapeutic drugs to reach the blood stream. Tight junctions are cell-to-cell connections in various tissues of the body, including epithelial and endothelial layers of the intranasal mucosa, the gastrointestinal tract, and the blood brain barrier. They function to provide barrier integrity and to regulate the transport and passage of molecules across these natural boundaries. This technology is the foundation of our intranasal drug delivery platform, although some of our product candidates utilize our expertise outside this area. Generally, we seek to apply our technology to compounds that we license to, or acquire from, collaborators or other third parties.
      We believe our intranasal drug delivery technology offers advantages over injectable routes for the administration of large molecules such as peptides and proteins. These advantages may include improved safety and clinical efficacy and increased patient compliance due to the elimination of injection site pain and avoidance of injection site irritation. In addition, we believe our intranasal drug delivery technology offers advantages over oral administration by providing for faster absorption into the bloodstream, reduced side effects and improved effectiveness by avoiding problems relating to gastrointestinal and liver metabolism. We are utilizing our technologies to develop commercial products, initially with collaboration partners. In select cases, we also plan to internally develop, manufacture and commercialize our products.
      We and our collaboration partners are developing a diverse portfolio of product candidates for multiple therapeutic areas including obesity, osteoporosis and breakthrough cancer pain. Our lead product candidate, Peptide YY(3-36) for obesity, is in Phase I clinical trials and is being developed with our collaboration partner Merck & Co. Inc. Additionally, we are developing two product candidates for the treatment of osteoporosis. Parathyroid Hormone PTH(1-34) is in Phase I clinical trials, and we have filed an abbreviated new drug application for our generic calcitonin-salmon intranasal spray which we are developing with our collaboration partner Par Pharmaceutical Inc. As of June 30, 2005, we have 33 patents issued and 165 patent applications filed to protect our proprietary technologies.
      For a more detailed description of our business, please see our periodic reports on Forms 10-K, 10-Q and 8-K that we file with the Securities and Exchange Commission.

Employees
      We had 114 full-time employees at June 30, 2005, 90 of whom are engaged in research and development, and the others are engaged in administration and support functions. None of our employees is covered by a collective bargaining agreement.
Liability and Indemnification of Directors and Officers
      Our Restated Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law, and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, provides for such limitation of liability.
      We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
      Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the Commission is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.
Corporate Information
      We were incorporated in Delaware on September 23, 1983. Our principal executive offices are located at 3450 Monte Villa Parkway, Bothell, Washington 98021, and our telephone number there is (425) 908-3600. We have an internet web address at http://www.nastech.com. The information available on or through our website is not a part of this prospectus.
FORWARD-LOOKING STATEMENTS
      Some of the statements in this prospectus and in documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that includes the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.
      Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.
      The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:

•	our ability to obtain additional funding;

•	our efforts to establish and maintain collaboration partnerships for the development of PYY intranasal spray, PTH(1-34), generic calcitonin-salmon intranasal spray, morphine gluconate intranasal spray or other programs;

•	the success or failure of our research and development programs;

•	the advantages and disadvantages of pharmaceuticals delivered intranasally;

•	the need for improved and alternative drug delivery methods;

•	our efforts to collaborate with other pharmaceutical and biotechnology companies that have products under development;

•	our ability to successfully complete product research and development, including pre-clinical and clinical studies, the U.S. Food and Drug Administration (“FDA”) and foreign equivalent approvals, current Good Manufacturing Practices (“cGMP”), and commercialization;

•	our ability to obtain governmental authorizations, including product approvals and patent issuances;

•	our ability to successfully manufacture the products of our research and development programs and our marketed products to meet cGMP and to manufacture these products at a financially acceptable cost;

•	our ability to attract and retain our key officers and employees and manufacturing, sales, distribution and marketing partners;

•	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits;

•	our ability to develop and commercialize our products before our competitors; and

•	the projected size of the drug delivery market in general and the market for our projects and programs specifically.
      We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.
      These factors and the risk factors beginning on page 19 of our Annual Report on Form 10-K/ A for the year ended December 31, 2004 are all of the important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.
USE OF PROCEEDS
      We are registering the shares of Common Stock offered by this prospectus for the account of the Selling Stockholders identified in the section of this prospectus entitled “Selling Stockholders.” All of the net proceeds from the sale of the Common Stock will go to the Selling Stockholders who offer and sell their shares of such Common Stock. We will not receive any part of the proceeds from the sale of such shares.
SELLING STOCKHOLDERS
      The Selling Stockholders are persons listed in the table below who have acquired the Common Stock offered by this reoffer prospectus pursuant to our 2004 Stock Incentive Plan. Each Selling Stockholder will receive all of the net proceeds from the sale of his or her shares of Common Stock offered by this reoffer prospectus.
      The following table presents certain information regarding the ownership of, or future rights to acquire, our Common Stock by the Selling Stockholders as of July 20, 2005. The number of shares of Common Stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the Selling Stockholders change as a result thereof. However, because the Selling Stockholders may offer from time to time all or some of their shares under this reoffer prospectus or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of the sales.

	Number of	Number	Number of
	Shares Owned	of Shares	Shares to Be
	Prior to	Registered	Owned After
Name and Position With Us	Offering(1)	Hereby(2)	Offering(3)

Steven C. Quay, M.D., Ph.D.	2,575,786	768,000	1,807,786
Chairman of the Board, President and
Chief Executive Officer

	Number of	Number	Number of
	Shares Owned	of Shares	Shares to Be
	Prior to	Registered	Owned After
Name and Position With Us	Offering(1)	Hereby(2)	Offering(3)

Dr. Gordon C. Brandt	130,000	7,500	122,500
Executive Vice President Clinical Research and
Medical Affairs
Dr. Paul H. Johnson	98,000	4,000	94,000
Senior Vice President, Research and
Development and Chief Scientific Officer
Gregory L. Weaver	181,000	15,000	166,000
Chief Financial Officer and Secretary
David E. Wormuth	137,500	7,500	130,000
Senior Vice President, Operations
Timothy M. Duffy	31,052	16,052	15,000
Vice President, Marketing and Business Development
Susan B. Bayh	30,000	15,000	15,000
Director
J. Carter Beese, Jr.	61,000	7,500	53,500
Director
Alexander D. Cross, Ph.D.	34,000	16,500	17,500
Director
Dr. Ian R. Ferrier	22,000	6,000	16,000
Director
Myron Z. Holubiak	36,000	18,000	18,000
Director
Leslie D. Michelson	50,000	21,000	29,000
Director
John V. Pollock	93,333	7,500	85,833
Director
Gerald T. Stanewick	175,712	18,000	157,712
Director
Bruce R. Thaw	211,541	6,000	205,541
Director
Devin N. Wenig	412,183	7,500	404,683
Director
TOTAL:	4,279,107	941,052	3,338,055

(1)	Includes shares of Common Stock acquired not pursuant to any employee or director benefit plan, Common Stock underlying options and restricted stock granted pursuant to our 2004 Stock Incentive Plan (both vested and unvested), Common Stock underlying options granted pursuant to any other employee or director benefit plan, and Common Stock underlying warrants to acquire Common Stock, including all such shares, options and warrants directly or indirectly held by each such Selling Stockholder.

(2)	Includes all common stock underlying options granted and outstanding as of July 20, 2005 (both vested and unvested), and all restricted stock issued, pursuant to our 2004 Stock Incentive Plan.

(3)	Assumes all shares registered under this prospectus will be sold.

      If and when a selling stockholder sells all of his or her shares of Common Stock registered under this reoffer prospectus, the following selling stockholders will own more than one percent of our Common Stock at July 20, 2005:

Percentage
Name	Ownership

Dr. Steven C. Quay	12.5%
Devin N. Wenig	2.2%
Bruce R. Thaw	1.2%
      Information regarding each Selling Stockholder’s current relationship with us within the past three years is set forth below.
      Dr. Steven C. Quay. Dr. Quay has been employed by us since August 2000 as Chairman of the Board, President and Chief Executive Officer. In 1999, Dr. Quay founded and was Chairman, President and Chief Executive Officer of Atossa Healthcare, Inc. (“Atossa”), which focused on the development of a proprietary platform of diagnostics and treatments related to breast cancer risk assessment and therapeutics and other healthcare products for women. We acquired Atossa in August 2000. Dr. Quay serves as a member of the Board of Directors pursuant to an agreement with the Company set forth in his employment agreement.
      Dr. Gordon C. Brandt. Dr. Brandt has been employed by us since November 2002. In his position of Executive Vice President Clinical Research and Medical Affairs, he oversees the drug development process from preclinical through clinical testing.
      Dr. Paul H. Johnson. Dr. Johnson has been employed by us since September 2003 as Senior Vice President, Research and Development and Chief Scientific Officer.
      Gregory L. Weaver. Mr. Weaver has been employed by us since May 2002 as its Chief Financial Officer. He was appointed Secretary in 2003.
      David E. Wormuth. Mr. Wormuth has been employed by us since March 2001 as its Senior Vice President, Operations.
      Timothy M. Duffy. Mr. Duffy has been employed by us since June 2004 as Vice President, Marketing and Business Development.
      Susan B. Bayh. Mrs. Bayh was elected to our board of directors on July 20, 2005.
      J. Carter Beese, Jr. Mr. Beese has been a director of the Company since June 2003, and currently serves as a member of the Audit, Nominating and Compensation Committees of our board of directors.
      Alexander D. Cross, Ph.D. Dr. Cross was elected to our board of directors on July 20, 2005.
      Dr. Ian R. Ferrier. Dr. Ferrier has been a director of the Company since January 1995.
      Myron Z. Holubiak. Mr. Holubiak has been a director of the Company since June 2004, and currently serves as a member of the Compensation Committee of the Board of Directors.
      Leslie D. Michelson. Mr. Michelson has been a director of the Company since June 2004, and currently serves as a member of the Audit Committee of the Board of Directors.
      John V. Pollock. Mr. Pollock has been a director of the Company since September 1993, and currently serves as a member of the Audit, Nominating and Compensation Committees of the Board of Directors, and is Chairman of the Audit and Compensation Committees.
      Gerald T. Stanewick. Mr. Stanewick has been a director of the Company since June 2004. Mr. Stanewick serves on the Board of Directors as the designee of Dr. Steven C. Quay, our Chairman of the Board, President and Chief Executive Officer.
      Bruce R. Thaw. Mr. Thaw has been a director of the Company since June 1991.

      Devin N. Wenig. Mr. Wenig served as Chairman of the Board of Directors of the Company from June 1991 to March 1999 and currently serves as a director and as a member of the Audit, Nominating and Compensation Committees of our Board of Directors, and is Chairman of the Nominating Committee.
PLAN OF DISTRIBUTION
      The Selling Stockholders may resell under this prospectus up to 941,052 shares of our Common Stock that have been issued to the Selling Stockholders. The Selling Stockholders may sell the shares from time to time and may also decide not to sell all the shares they are permitted to sell under this prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers. Subject to the restrictions described in this prospectus, the shares of our Common Stock being offered under this prospectus may be sold from time to time by the Selling Stockholders in any of the following ways:

•	our Common Stock may be sold through a broker or brokers, acting as principals or agents. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell our Common Stock as agent but may position and resell the block as principal to facilitate the transaction. Our Common Stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchase of our Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions);

•	our Common Stock may be sold on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	our Common Stock may be sold in private sales directly to purchasers.
      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.
      The Selling Stockholders may enter into option or other transactions with broker-dealers, which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.
      The Selling Stockholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because s Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any shares of a Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

      The shares may be sold by Selling Stockholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exception from the registration or qualification requirement is available and is complied with.
      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.
      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

•	the name of each such Selling Stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
      We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.
DESCRIPTION OF COMMON STOCK
      Set forth below is a description of our Common Stock. The following description of our Common Stock is a summary and is subject to and qualified by the applicable provisions of our restated certificate of incorporation, our amended and restated bylaws and the relevant provisions of the laws of the State of Delaware.
General
      We are currently authorized to issue up to 50,000,000 shares of common stock. As of July 20, 2005, 18,821,754 shares of Common Stock were issued and outstanding, 2,742,981 unissued shares of Common Stock were reserved for future issuance under our equity compensation plans, 471,719 unissued shares of Common Stock were reserved for issuance upon the future exercise of options granted to Dr. Steven C. Quay and Gregory L. Weaver as an inducement to enter into their respective employment agreements with the Company in August 2000 and May 2002, respectively and 1,473,717 unissued shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants, leaving approximately 26,489,829 shares of Common Stock unissued and unreserved.
      All shares of Common Stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our Common Stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our restated certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our Common Stock, the holders of shares of our Common Stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our Common Stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our Common Stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights. Our Common Stock currently is trading on the Nasdaq National Market.
Stockholder Rights Plan
      On February 22, 2000, our board of directors adopted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of Common Stock. Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share. We issued these rights on March 17, 2000 to each stockholder of record on such date, and these rights attach to shares of Common Stock subsequently issued. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.
      Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $50.00, subject to adjustment as provided in the Stockholder Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding Common Stock or announces a tender offer for 15 percent or more of our outstanding Common Stock. Each holder of a preferred share purchase right, excluding an acquiring entity or any of its affiliates, will have the right to receive, upon exercise, shares of our Common Stock, or shares of stock of the acquiring entity, having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock. The preferred share purchase rights expire on March 17, 2010, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.
Transfer Agent
      American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
LEGAL MATTERS
      The validity of the securities offered by this prospectus is being passed upon for us by Pryor Cashman Sherman & Flynn LLP, New York, New York.
EXPERTS
      Our consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Securities and Exchange Commission’s public reference room located at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s web site is: http://www.sec.gov. In addition, our common stock is listed on the Nasdaq National Market under the symbol “NSTK”, and similar information concerning us can be inspected and copied at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. In addition, copies of our annual, quarterly, and current reports may be obtained from our website at http://www.nastech.com. The information available on or through our website is not a part of this prospectus.
      We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

      You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.
941,052 Shares
Nastech Pharmaceutical Company Inc.
Common Stock

PROSPECTUS

July 26, 2005

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
      In this document, we “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the offering is completed.
      (1) Our Annual Report on Form 10-K/ A (File No. 000-13789) for the fiscal year ended December 31, 2004;
      (2) Our Quarterly Report on Form 10-Q (File No. 000-13789) for the fiscal quarter ended March 31, 2005;
      (3) Our Current Reports on Form 8-K (File No. 000-13789) dated January 21, 2005 reporting certain events under Items 1.01 and 9.01, dated May 25, 2005 reporting certain events under Items 1.01 and 9.01, dated June 3, 2005 reporting certain events under Items 1.01 and 9.01 and July 20, 2005 reporting certain events under Items 1.01, 5.03, 8.01 and 9.01;
      (4) Our Definitive Proxy Statement relating to the Annual Meeting of Stockholders to be held on July 20, 2005; and
      (5) The description of our Common Stock and the description of certain provisions of Delaware Law contained in:

(i) Our Registration Statement on Form 8-A dated August 12, 1985;

(ii) Our Restated Certificate of Incorporation dated July 20, 2005 and filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 20, 2005;

(iii) Our Amended and Restated Bylaws dated August 11, 2004 and filed as Exhibit 3.10 to our Registration Statement on Form S-3 (File No. 333-119429);
      and any amendments or reports filed for the purpose of updating such description.

Item 4.	Description of Securities.
      Not applicable.

Item 5.	Interests of Named Experts and Counsel.
      Not applicable.

Item 6.	Indemnification of Directors and Officers.
      Our Restated Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law, and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, provides for such limitation of liability.
      We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
      Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the Commission is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 7.	Exemption from Registration Claimed.
      Not applicable.

Item 8.	Exhibits.

Exhibit
No.	Description

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3, File No. 333-119429, and incorporated herein by reference).

4.5	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).

4.6	Securities Purchase Agreement dated as of June 25, 2004 (filed as Exhibit 99.2 to our Current Report on Form 8-K dated June 25, 2004 and incorporated herein by reference).

5.1	Opinion of Pryor Cashman Sherman & Flynn LLP.(1)

10.1	Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (filed as Exhibit 99 to our Registration Statement on Form S-8, File No. 333-118206, and incorporated herein by reference).

Exhibit
No.	Description

10.2	Amendment No. 1 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan dated July 20, 2005 (filed as Exhibit 10.4 to our Current Report on Form 8-K dated July 20, 2005, and incorporated herein by reference).

23.1	Consent of KPMG LLP, independent registered public accounting firm.(1)

23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1).(1)

24.1	Power of Attorney (included on the signature page).(1)

(1)	Filed herewith.

Item 9.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 26th day of July, 2005.

NASTECH PHARMACEUTICAL COMPANY INC.

By:	/s/ Steven C. Quay

Steven C. Quay
Chairman of the Board, President and
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints STEVEN C. QUAY, M.D., PH.D., and GREGORY L. WEAVER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven C. Quay Steven C. Quay, M.D., Ph.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 26, 2005

/s/ Gregory L. Weaver Gregory L. Weaver	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2005

/s/ Susan B. Bayh Susan B. Bayh	Director	July 26, 2005

/s/ J. Carter Beese, Jr. J. Carter Beese, Jr.	Director	July 26, 2005

/s/ Dr. Alexander D. Cross Dr. Alexander D. Cross	Director	July 26, 2005

/s/ Dr. Ian R. Ferrier Dr. Ian R. Ferrier	Director	July 26, 2005

Signature	Title	Date

/s/ Myron Z. Holubiak Myron Z. Holubiak	Director	July 26, 2005

/s/ Leslie D. Michelson Leslie D. Michelson	Director	July 26, 2005

/s/ John V. Pollock John V. Pollock	Director	July 26, 2005

/s/ Gerald T. Stanewick Gerald T. Stanewick	Director	July 26, 2005

/s/ Bruce R. Thaw Bruce R. Thaw	Director	July 26, 2005

/s/ Devin N. Wenig Devin N. Wenig	Director	July 26, 2005

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3, File No. 333-119429, and incorporated herein by reference).

4.5	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).

4.6	Securities Purchase Agreement dated as of June 25, 2004 (filed as Exhibit 99.2 to our Current Report on Form 8-K dated June 25, 2004 and incorporated herein by reference).

5.1	Opinion of Pryor Cashman Sherman & Flynn LLP.(1)

10.1	Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (filed as Exhibit 99 to our Registration Statement on Form S-8, File No. 333-118206, and incorporated herein by reference).

10.2	Amendment No. 1 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan dated July 20, 2005 (filed as Exhibit 10.4 to our Current Report on Form 8-K dated July 20, 2005, and incorporated herein by reference).

23.1	Consent of KPMG LLP, independent registered public accounting firm.(1)

23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1).(1)

24.1	Power of Attorney (included on the signature page).(1)

(1)	Filed herewith.